UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Malvern Federal Bancorp, Inc.
(In Organization)
(Exact Name of Registrant as Specified in its Charter)

United States	To Be Applied For
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

42 East Lancaster Avenue Paoli, Pennsylvania	19301
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-148169 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant's Securities to be Registered

See “Description of Malvern Federal Bancorp Capital Stock” in the Prospectus included in the registration statement on Form S-1 of Malvern Federal Bancorp, Inc. (File No. 333-148169) which is hereby incorporated by reference.

Item 2. Exhibits

2.1	Plan of Reorganization*

2.2	Plan of Stock Issuance*

3.1	Charter of Incorporation of Malvern Federal Bancorp, Inc.*

3.2	Bylaws of Malvern Federal Bancorp, Inc.*

4.0	Form of Stock Certificate of Malvern Federal Bancorp, Inc.*

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*
Previously filed with the Securities and Exchange Commission as exhibits to the registration statement on Form S-1 of Malvern Federal Bancorp, Inc., as amended (File No. 333-148169).  Such exhibits are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Malvern Federal Bancorp, Inc.

Date: May 7, 2008	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer